UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Contact: , 816.860.5088

Investor Relations Contact: Abby Wendel, 816.860.1685

UMB Announces Conference Call to Discuss

First Quarter 2010 Earnings

UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, plans to host a conference call to discuss its 2010 first quarter earnings results on April 28, 2010, at 8:30 a.m. (CDT).

Interested parties may access the call by dialing U.S. (toll-free) 1-877-941-6009 or (U.S.) 480-629-9772 or by following the Web link to the live call: http://w.on24.com/r.htm?e=202344&s=1&k=825BE7A36DE06B1C44891AAA511D2B5D

or by visiting umb.com to access the link to the live call.

A replay of the conference call may be heard until May 12, 2010, by calling (toll-free) 1.800.406.7325 or (U.S.) 303.590.3030. The replay pass code required for playback is conference ID 4277502#. The call replay may also be accessed via the company's Web site, umb.com, by visiting the investor relations area.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to commercial, institutional and personal customers nationwide. Its banking subsidiaries own and operate 135 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBFinancial.